Exhibit 99.1

FOR IMMEDIATE RELEASE

July 31, 2009

Huron Consulting Group Announces Intention to Restate Financial

Statements and Management Changes; The Company Provides Preliminary

Second Quarter and Estimated Full Year 2009 Revenues

•	Company to restate financial statements for the fiscal years 2006, 2007 and 2008 and Q1 2009.

•

Restatement pertains to non-cash charges relating to how payments received by the sellers of certain acquired businesses were subsequently redistributed among themselves and to other select Huron employees.

•	Total estimated impact on net income and EBITDA for all restated periods of $57 million.

•	Restatement has no impact on cash, cash flows from operations or adjusted EBITDA.

•	George Massaro and James H. Roth appointed Non-Executive Chairman of the Board of Directors and Chief Executive Officer, respectively.

•	Preliminary Q2 2009 revenues before reimbursable expenses in a range of $164 million to $166 million.

•	Estimated full year 2009 revenues before reimbursable expenses in a range of $650 million to $680 million.

CHICAGO – July 31, 2009 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced that the Company will restate its financial statements for the fiscal years 2006, 2007 and 2008 and the first quarter of 2009, to correct the Company’s accounting for certain acquisition-related payments received by the sellers in connection with the sale of certain acquired businesses that were subsequently redistributed among themselves and to other select Huron employees. As a result, the historical financial statements for these periods should no longer be relied upon. The restatement items are non-cash charges with a total estimated impact on net income and EBITDA for all restated periods of $57 million. The restatement has no impact on cash, cash flows from operations, or adjusted EBITDA. The sellers have recently amended their agreements related to these payments. While there can be no assurances, as discussed below, the Company currently anticipates that the non-cash compensation charges causing the restatement will not continue past July 31, 2009. In addition, the Company announced management changes, including the appointment of George Massaro as Non-Executive Chairman of the Board and James H. Roth, a founder of the Company, as Chief Executive Officer. Both appointments follow the resignation of Gary E. Holdren as Chairman of the Board and Chief Executive Officer.

Financial Statement Restatement

The restatement relates to four businesses that the Company acquired between 2005 and 2007 (the “Acquired Businesses”). Pursuant to the purchase agreements for each of these acquisitions, payments were made by the Company to the selling shareholders upon closing of the transaction and also, in some cases, upon the Acquired Businesses achieving specific financial performance targets over a number of years (“earn-outs”). These payments are collectively referred to as “acquisition-related payments.”

It recently came to the attention of the Audit Committee of the Board of Directors that, in connection with one of these acquisitions, the selling shareholders had an agreement among themselves to reallocate a portion of the earn-out payments to an employee of the Company who was not a selling shareholder. Following this discovery, the Audit Committee commenced an inquiry into the relevant facts and circumstances of all of the Company’s prior acquisitions to determine if similar situations existed. The Audit Committee engaged legal and financial advisors to assist it with the inquiry and notified the Company’s independent auditors who had not previously been aware of the Shareholder and Employee Payments described below.

This inquiry resulted in the discovery that the selling shareholders of the Acquired Businesses:

1)	Redistributed portions of their acquisition-related payments among themselves in amounts that were not consistent with their ownership percentages (“Shareholder Payments”) at the date of acquisition by Huron. Such payments were dependent, in part, on continuing employment with Huron or on the achievement of personal performance measures; or

2)	Redistributed portions of their acquisition-related payments to certain Company employees (“Employee Payments”) who were not selling shareholders of the Acquired Businesses. Such payments were dependent on continuing employment with Huron or on the achievement of personal performance measures.

Under generally accepted accounting principles, including guidance promulgated by the U.S. Securities and Exchange Commission (“SEC”), actions of economic interest holders in a company may be imputed to the company itself. As the selling shareholders meet the criteria of economic interest holders in Huron, the Shareholder Payments and the Employee Payments are imputed to the Company even when the amounts that are reallocated do not differ significantly from ownership percentages at the date of the acquisition by Huron. As a result, both the Shareholder Payments and the Employee Payments are required to be reflected as non-cash compensation expense of the Company with a corresponding increase to additional paid-in capital. There is no tax impact to these adjustments.

“Huron is committed to the highest standards of business conduct, compliance, financial reporting and internal controls,” said John McCartney, chairman of the Audit Committee of Huron Consulting Group’s Board of Directors. “When we became aware of these matters, the Audit Committee immediately engaged legal and accounting experts, who have been working diligently with our internal staff and independent auditors to identify, quantify and correct these matters.”

While the correction of these errors significantly reduced the Company’s net income, earnings per share and EBITDA for each of the affected periods, it had no effect on the Company’s total assets, total liabilities, total stockholders’ equity, cash flows from operations, or adjusted EBITDA. The current estimated impact of the restatement is below.

Restatement Impact

Preliminary and Unaudited

(in millions, except earnings per share)

NC = No change

	2006		2007		2008		Q1 2009
	As Reported	Restated	As Reported	Restated	As Reported	Restated	As Reported	Restated
Condensed Consolidated Statements of Income
Revenues before reimbursable expenses	NC	NC	NC	NC	NC	NC	NC	NC
Direct costs (1)	$164	$168	$293	$311	$360	$391	$99	$103
All expenses other than direct costs	NC	NC	NC	NC	NC	NC	NC	NC
Provision for income taxes	NC	NC	NC	NC	NC	NC	NC	NC
Net income	$27	$23	$42	$24	$41	$10	$10	$6
Earnings per share:
Basic	$1.63	$1.40	$2.47	$1.44	$2.23	$0.55	$0.52	$0.33
Diluted	$1.54	$1.32	$2.32	$1.35	$2.13	$0.53	$0.51	$0.32

(1)	Includes non-cash charge for payments made by selling shareholders.

	2006		2007		2008		Q1 2009
	As Reported	Restated	As Reported	Restated	As Reported	Restated	As Reported	Restated
Condensed Consolidated Balance Sheets

Total assets	NC	NC	NC	NC	NC	NC	NC	NC

Total liabilities	NC	NC	NC	NC	NC	NC	NC	NC

Total stockholders’ equity	NC	NC	NC	NC	NC	NC	NC	NC

	2006		2007		2008		Q1 2009
	As Reported	Restated	As Reported	Restated	As Reported	Restated	As Reported	Restated
Condensed Consolidated Statements of Cash Flows
Net income	$27	$23	$42	$24	$41	$10	$10	$6
Non-cash charge for payments made by selling shareholders	$0	$4	$0	$18	$0	$31	$0	$4
Cash flows provided by operating activities	NC	NC	NC	NC	NC	NC	NC	NC
Cash flows from:
Investing activities	NC	NC	NC	NC	NC	NC	NC	NC
Financing activities	NC	NC	NC	NC	NC	NC	NC	NC

Reconciliation of Net Income to

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (1)

	2006	2007	2008	Q1 2009
Net income As Reported	$27	$42	$41	$10
Add:
Provision for income taxes	20	34	34	9
Interest and other expense	1	8	17	3

Operating income	$48	$84	$92	$22
Add: Depreciation and amortization	11	25	30	7

EBITDA(1) As Reported	$59	$109	$122	$29
Non-cash charge for payments made by selling shareholders	(4)	(18)	(31)	(4)

EBITDA(1) As Restated	$55	$91	$91	$25
Add:
Share-based compensation	9	20	27	7
Secondary offering costs	1	0	0	0
Restructuring charges	0	0	2	0
Non-cash charge for payments made by selling shareholders	4	18	31	4

Adjusted EBITDA(1) As Restated	$69	$129	$151	$36

Change in Adjusted EBITDA(1)	$0	$0	$0	$0

(1)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which are non-GAAP measures. Management believes that the use of such measures, as supplements to net income and operating income, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

The expected impacts of the restatement described above are based on currently available information. The inquiry into acquisition-related matters by the Company and review of these matters by the Company’s independent auditors are ongoing.

Based on the results of the inquiry into acquisition-related matters to date and the agreement amendments described below, the Company currently anticipates that future earn-out payments will only be accounted for as additional purchase consideration and not also as non-cash compensation expense. Effective August 1, 2009, the selling shareholders of two of the Acquired Businesses each amended certain agreements related to the earn-out payments to provide that future earn-out payments will be distributed only to the applicable selling shareholders and only in accordance with their equity interests at the date of the acquisition by Huron and no further Shareholder Payments or Employee Payments will be made. As a result of these amendments, the Company expects to incur a moderate increase in cash compensation expense in future periods. However, the inquiry is ongoing, and there can be no assurance that additional information will not be discovered that will require these payments to continue to be accounted for as non-cash compensation expense, which would be material to results of operations through 2011. The earn-out payments for one of the Acquired Businesses are payable through March 31, 2010, and the earn-out payments for a second Acquired Business are payable through December 31, 2011. There are no additional earn-out obligations related to the other two Acquired Businesses.

In addition to the restatement and the inquiry into acquisition-related matters by the Company, the Company is conducting a separate inquiry, in response to an inquiry from the SEC, into the allocation of chargeable hours. This matter has no impact on billings to the Company’s clients, but could impact the timing of when revenue is recognized. Based on information to date, the Company does not expect the allocation inquiry to result in a material adjustment to its historical financial statements.

Additional information could be discovered as a result of these inquiries described above or in the course of completing the restatement that could result in changes to the estimated amounts described above or additional adjustments.

As a result of the matters identified above, management is currently in the process of reviewing its internal control over financial reporting and expects that it will identify one or more material weaknesses in the Company’s internal control over financial reporting. The Company will also assess its disclosure controls and procedures.

The foregoing uncertainties also could impact the Company’s estimated revenues for the second quarter of 2009 and revenue guidance for the full year 2009, provided below.

The Company expects to file amended reports with respect to the periods in question, as well as its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as soon as practicable. As a result of the restatement, the Company is postponing its previously scheduled webcast on Thursday, August 6, 2009, to discuss its second quarter financial results and will announce new webcast details when they are available.

Management Changes

The Company announced the following management changes:

George Massaro, currently Vice Chairman of the Board, has been appointed Non-Executive Chairman of the Board, succeeding Gary E. Holdren. Massaro had previously served as Chief Operating Officer of Huron until May 2005, and subsequently as Vice Chairman of the Board.

James H. Roth, one of the founders of the Company and previously Vice President, Health and Education Consulting, has been named Chief Executive Officer, succeeding Holdren. Huron’s Health and Education Consulting segment is the Company’s largest business.

“I welcome the opportunity to serve as Chairman of Huron and to build on the strong momentum already in place,” said Massaro. “Like the other executives at Huron, I am committed to ensuring the highest standards of conduct and governance.”

“I am also excited to be working again with Jim Roth, who has an intimate knowledge of our business, a great reputation with our clients and the skills required to be an exceptional chief executive,” Massaro continued. “In Jim Roth and David Shade, who was appointed President and Chief Operating Officer in May, the Company has two outstanding leaders.”

“Through my years at Huron, I’ve had the pleasure of working closely with many of the Company’s employees and have great respect for their dedication and commitment,” said Roth. “I am confident in the strength of our business and I look forward to working with the entire talented team at Huron in serving our clients with their complex business needs and in taking advantage of opportunities for future success.”

James K. Rojas, another founder of the Company, has been appointed Chief Financial Officer, succeeding Gary L. Burge who will remain Treasurer and continue with the Company until the end of the year. Rojas recently returned to the Company in a Corporate Development role. He joins Huron from Stop & Shop Supermarket Company where he served as Chief Financial Officer.

Wayne Lipski, previously Chief Accounting Officer, will be leaving the Company.

Holdren has resigned as Chairman and Chief Executive Officer of the Company effective July 27, 2009 and will leave the Company at the end of August.

“I am greatly disappointed and saddened by the need to restate Huron’s earnings. My management team and I have continually strived to establish legal, accounting and corporate governance conventions that are above reproach,” said Holdren. “However, I am persuaded that, because of the manner in which selling shareholders’ earn-out proceeds were distributed in certain recent transactions, Huron’s accounting was incorrect. Because the issue arose on my watch, I believe that it is my responsibility and my obligation to step aside.”

“On behalf of the Board of Directors I would like to recognize Gary for his extraordinary accomplishment in building Huron over the past seven years,” said McCartney. “Gary has worked tirelessly on behalf of Huron and its shareholders and employees. We respect his leadership in choosing to pass the reins at this time.”

No severance expenses are expected to be incurred by the Company as a result of the management changes described above.

Preliminary Revenues and Selected Operating Metrics for the Second Quarter of 2009

The Company expects revenues in the range of $164 million to $166 million for the second quarter of 2009, an increase of approximately 15% from $143.4 million for the second quarter of 2008, and revenues in the range of $327 million to $329 million for the first half of 2009, an increase of approximately 15% from $282.8 million for the first half of 2008.

The average number of full-time billable consultants increased 23.0% to 1,506 in the second quarter of 2009 compared to 1,224 in the same quarter last year. Full-time billable consultant utilization rate was approximately 69% during the second quarter of 2009 compared with 67% during the same period last year. The average number of full-time equivalent professionals totaled 854 in the second quarter of 2009 compared to 863 for the comparable period in 2008. Average billing rate per hour for full-time billable consultants was approximately $264 for the second quarter of 2009 compared to $273 for the second quarter of 2008.

2009 Outlook

The Company has withdrawn its previously disclosed full year 2009 guidance. Based upon the assessment of existing backlog, the pipeline of new proposal opportunities, and continuing uncertain economic conditions, the Company has revised its 2009 outlook for revenues before reimbursable expenses to a range of $650 million to $680 million for the year.

In response to these lowered revenue expectations, the Company has initiated a cost reduction program that is estimated to result in an annualized $30 million reduction in operating expenses. These efforts are expected to allow the Company to maintain solid operating margins until economic conditions improve. The Company currently estimates it will recognize approximately a $4 million to $6 million restructuring charge associated with the cost reduction efforts in Q3 2009. The Company anticipates providing EBITDA, operating income and earnings per share guidance for the year (with and without non-cash charges, restructuring charges, and costs associated with the inquiries) upon completion of its restatement process.

“While we have chosen to adjust revenue guidance and manage our expense levels more closely in these uncertain times, our fundamental operating results remain strong as does the long-term outlook for each of our segments,” said David M. Shade, president and chief operating officer, Huron Consulting Group. “We remain confident that our service offerings will continue to be right on target when it comes to meeting the needs of our clients as market conditions improve.”

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, resolve disputes, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning Huron Consulting Group’s current expectations about the Company’s future results are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to the finalization of (i) the restatement, (ii) the Company’s inquiry into acquisition-related matters, (iii) the SEC and related Company inquiries into the allocation of chargeable hours, (iv) the Company’s projected accounting treatment for acquisition-related payments after August 1, 2009, (v) the Company’s preliminary revenues for the second quarter of 2009 and revenue guidance for fiscal year 2009 and (vi) management’s assessment of the Company’s internal control over financial reporting and any required remediation. In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2008 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the period ended March 31, 2009 for a complete description of the material risks we face.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

James K. Rojas, Chief Financial Officer

312-583-8722

investor@huronconsultinggroup.com

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